UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

Varian Semiconductor Equipment Associates, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25395	77-0501994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Dory Road, Gloucester, MA	01930
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 282-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Varian Semiconductor Equipment Associates, Inc. (the “Company”) adopted a form of restricted stock agreement pursuant to which restricted stock awards will be issued to employees of the Company under the Company’s Amended and Restated Omnibus Stock Plan (the “Plan”).

The form of restricted stock agreement provides that:

•	the Company will issue shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) to the recipient of the restricted stock award;

•	such shares will vest as described in the Notice of Grant included with the restricted stock agreement;

•	any shares that are unvested at the time of the recipient’s termination of employment with the Company will be forfeited to the Company;

•	all unvested shares will vest in full upon the recipient’s death, disability or retirement; and

•	the Compensation Committee, in its absolute discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested shares of restricted stock at any time.

The foregoing description of the form of restricted stock agreement is qualified in its entirety by reference to the actual form of restricted stock agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, on May 2, 2005, upon the recommendation of the Compensation Committee, the Board adopted an amendment to the Plan to clarify that the Company may issue shares of restricted stock in book entry form. This amendment to the Plan does not require stockholder approval.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Document
10.1	Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Date: May 6, 2005	By:	/s/ Robert J. Halliday
Robert J. Halliday Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Form of Restricted Stock Agreement